UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 13, 2023

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700

Houston, Texas 77057

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 13, 2023, W&T Offshore Inc. (the “Company”), as buyer, entered into the First Amendment to Purchase and Sale Agreement (the “First Amendment”) with Cox Oil Offshore, L.L.C., Energy XXI GOM, LLC, EPL Oil & Gas, LLC, MLCJR LLC, Cox Operating L.L.C., Energy XXI Gulf Coast, LLC and M21K, LLC (collectively, “Seller”). The First Amendment, which became effective as of October 13, 2023, amends the Purchase and Sale Agreement (as defined in the First Amendment) to revise the definitions of (i) Designation Deadline (as defined in the First Amendment) to 5:00 p.m., Central Time on October 19, 2023 and (ii) Outside Termination Date (as defined in the First Amendment) to 5:00 p.m., Central Time on October 20, 2023.

The foregoing description of the First Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1	First Amendment to Purchase and Sale Agreement, dated October 13, 2023, by and among W&T Offshore, Inc., as buyer, and Cox Oil Offshore, L.L.C., Energy XXI GOM, LLC, EPL Oil & Gas, LLC, MLCJR LLC, Cox Operating L.L.C., Energy XXI Gulf Coast, LLC and M21K, LLC, as sellers

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: October 18, 2023	By:	/s/ Jonathan Curth
	Name:	Jonathan Curth
	Title:	Executive Vice President, General Counsel and Corporate Secretary